Exhibit 10.10

REGISTRATION RIGHTS AGREEMENT

BY AND AMONG

STARZ ENTERTAINMENT CORP.

AND

THE PERSONS LISTED ON THE

SIGNATURE PAGES HEREOF

DATED AS OF MAY 6, 2025

i

ii

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of May 6, 2025, by and among Starz Entertainment Corp. (f/k/a Lions Gate Entertainment Corp.), a corporation organized under the laws of British Columbia, Canada (the “Company”) and the Holders (as hereinafter defined) of Registrable Securities (as hereinafter defined), including any Additional Holders (as hereinafter defined) who subsequently become parties to this Agreement in accordance with the terms of this Agreement. At all times prior to the Separation Effective Time (as defined in the Separation Agreement), the Company is referred to as “LGEC.”

W I T N E S S E T H :

WHEREAS, LGEC and the Holders entered into a Registration Rights Agreement, dated as of October 22, 2009 (the “Original Agreement”), as amended on February 3, 2016 (together with the Original Agreement, the “LGEC RRA”); and

WHEREAS, the board of directors of LGEC has determined that it is advisable and in the best interests of LGEC and its stakeholders, including its shareholders and creditors, to create two new publicly traded companies that shall operate the Starz Business (as defined in the Separation Agreement) and the LG Studios Business (as defined in the Separation Agreement) by way of a plan of arrangement under applicable corporate law (the “Plan of Arrangement”) pursuant to which, inter alia, LGEC’s shareholders will exchange all of their LGEC Shares (as defined in the Separation Agreement) for New Lionsgate New Common Shares and Starz Common Shares (as hereinafter defined), in each case, on a pro rata basis and as more fully described in the Separation Agreement, dated as of May 6, 2025, by and between the Company and Lionsgate Studios Holding Corp. (“New Lionsgate”), a corporation organized under the laws of British Columbia, Canada (the “Separation Agreement”); and

WHEREAS, in connection with the Separation Agreement and the Transactions contemplated thereby, the parties hereto wish to terminate the LGEC RRA and enter into this Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1 Defined Terms.

As used in this Agreement, the following capitalized terms (in their singular and plural forms, as applicable) have the following meanings:

“Action” has the meaning assigned to such term in Section 7.3 hereof.

“Additional Holders” means any (i) Affiliate of any Holder or (ii) Permitted Assignee, in each case who, at any time and from time to time, owns Registrable Securities, and has agreed to be bound by the terms hereof and thereby has become a Holder for purposes of this Agreement, all at the relevant time.

“Adverse Effect” has the meaning assigned to such term in Section 2.4 hereof.

“Affiliate” of a Person means any Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such other Person. For purposes of this definition, the term “control” (including the terms “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided, that in no event shall the Company, New Lionsgate, Liberty Global plc (“Liberty”), Warner Bros. Discovery, Inc. (“Discovery”), John C. Malone, or any of their respective Subsidiaries, controlled Affiliates, portfolio companies or affiliated investment funds be considered an Affiliate of any Holder or Additional Holder or any of their respective Subsidiaries, Affiliates, portfolio companies or affiliated investment funds, nor shall any Holder or Additional Holder or any of their respective Subsidiaries, Affiliates, portfolio companies or affiliated investment funds be considered to be an Affiliate of the Company, New Lionsgate, Liberty, Discovery, John C. Malone, or any of their respective Subsidiaries, controlled Affiliates, portfolio companies or affiliated investment funds.

“Agreement” has the meaning assigned to such term in the introductory paragraph to this Agreement, as the same may be amended, supplemented or restated from time to time.

“Bring-Down Suspension Notice” has the meaning assigned to such term in Section 5.2(b) hereof.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the Borough of Manhattan, The City of New York are authorized or obligated by law or executive order to close.

“Commission” means the United States Securities and Exchange Commission and any successor United States federal agency or governmental authority having similar powers.

“Common Shares” means the common shares, no par value per share, of the Company, as authorized from time to time.

“Company Indemnified Person” has the meaning assigned to such term in Section 7.2 hereof.

“Demand Registration” has the meaning assigned to such term in Section 2.1 hereof.

“Demand Request” has the meaning assigned to such term in Section 2.1 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations of the Commission thereunder.

“FINRA” has the meaning assigned to such term in Section 6.1(n) hereof.

“Fund Indemnitors” has the meaning assigned to such term in Section 7.5(c) hereof.

“Holder” means any Person who is a member of the MHR Group (including any Additional Holder) who owns Registrable Securities at the relevant time and is or has become a party to this Agreement.

“Indemnified Person” has the meaning assigned to such term in Section 7.1 hereof.

“Indemnitee” has the meaning assigned to such term in Section 7.3 hereof.

“Inspectors” has the meaning assigned to such term in Section 6.1(k) hereof.

“LGEC RRA” has the meaning assigned to such term in the recitals to this Agreement, as the same may be amended, supplemented or restated from time to time.

“Loss” and “Losses” have the meanings assigned to such terms in Section 7.1 hereof.

“MHR Group” means Dr. Mark H. Rachesky, M.D., MHR Fund Management LLC, its affiliated investment funds and their respective general partners and equity holders, at any time and from time to time, in each case who are Affiliates of Dr. Mark H. Rachesky and/or MHR Fund Management LLC at the relevant time; provided, however, that for purposes of determining (A) the MHR Group’s awareness or knowledge of material adverse information relating to the Company for purposes of Sections 2.5 and 3.3 hereunder, the “MHR Group” means Dr. Mark H. Rachesky, M.D. and any director, manager, officer or employee of MHR Fund Management LLC or of any investment fund Affiliated with either Dr. Mark H. Rachesky, M.D. or MHR Fund Management LLC, considered collectively and in the aggregate, and (B) whether the MHR Group possesses material, non-public information with respect to the Company for purposes of Section 5.2(c) hereunder, the “MHR Group” means (x) Dr. Mark. H. Rachesky, M.D., (y) any director, manager, officer or employee of MHR Fund Management LLC or of any investment fund Affiliated with either Dr. Mark H. Rachesky, M.D. or MHR Fund Management LLC who is authorized to conduct trading activity on behalf of such entities in respect of the Company securities or is authorized to make trading decisions for or on behalf of Dr. Mark H. Rachesky, M.D., MHR Fund Management LLC or any investment fund Affiliated therewith, and (z) any other employee of MHR Fund Management LLC or any investment fund Affiliated with either Dr. Mark H. Rachesky, M.D. or MHR Fund Management LLC who, if in possession of material non-public information regarding the Company, would restrict such entities from trading in the Company securities under the United States federal securities law, in each case considered collectively and in the aggregate.

“MHR Representative” means MHR Fund Management LLC or such other member of the MHR Group as may be designated at any time and from time to time by written notice from the Holders to the Company in accordance with Section 10.1.

“Minimum Registrable Securities” means (i) 2,300,000 Registrable Securities (as adjusted for any stock splits, stock dividends, combinations, reorganizations or similar events) or (ii) such lesser number of Registrable Securities as would be expected to have an aggregate value of at least $20 million based on market prices prevailing at the time of the offering.

“New Lionsgate New Common Shares” shall mean the common shares, without par value, of New Lionsgate.

“Participating Holder” means any Holder on whose behalf Registrable Securities are registered pursuant to Articles II, III or IV hereof.

“Permitted Assignee” means any member of the MHR Group who receives Registrable Securities from a Holder or a Holder’s Affiliates and who agrees to be bound by the terms hereof and thereby has become a Holder for purposes of this Agreement.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Piggyback Registration” has the meaning assigned to such term in Section 3.1 hereof.

“Piggyback Request” has the meaning assigned to such term in Section 3.1 hereof.

“Piggybacking Holders” has the meaning assigned to such term in Section 3.2 hereof.

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus and all material incorporated by reference in such prospectus.

“Records” has the meaning assigned to such term in Section 6.1(k) hereof.

“register,” “registered” and “registration” mean a registration effected by preparing and filing with the Commission a Registration Statement on an appropriate form in compliance with the Securities Act, and the declaration or order of the Commission of the effectiveness of such Registration Statement under the Securities Act.

“Registrable Securities” means (i) Common Shares and (ii) any securities that may be issued or distributed or be issuable in respect thereof, including by way of stock dividend, stock split or other similar distribution, payment in kind with respect to any interest payment, merger, consolidation, exchange offer, recapitalization or reclassification or similar transaction or exercise or conversion of any of the foregoing, in the case of each of foregoing clause (i) and this clause (ii), which are held by any of the Holders now or at any time in the future; provided, however, that as to any Registrable Securities, such securities shall cease to constitute “Registrable Securities” for purposes of this Agreement if and when (i) a Registration Statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of pursuant such Registration Statement, (ii) such securities are distributed pursuant to Rule 144, (iii) such securities are otherwise sold or transferred (other than in a transaction under clause (i) or (ii) above) by a Person in a transaction in which such Person’s rights under this Agreement are not assigned, (iv) such securities are no longer outstanding or (v) such securities are, in the reasonable determination of the Holder thereof, otherwise freely transferable by such Holder without any restriction under the Securities Act at the time such Holder consummates the sale or transfer of such securities.

“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the Commission under the rules and regulations promulgated under the Securities Act, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Requesting Holder(s)” has the meaning assigned to such term in Section 2.1 hereof.

“Rule 144” means Rule 144 (or any similar provision then in force) promulgated under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations of the Commission thereunder.

“Shelf Registration Statement” has the meaning assigned to such term in Section 4.1(a) hereof.

“Starz Common Shares” means the common shares, without par value, of the Company, created pursuant to the Plan of Arrangement.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such Person.

“Suspension Notice” has the meaning assigned to such term in Section 5.2(b) hereof.

“Suspension Period” has the meaning assigned to such term in Section 5.2(a) hereof.

“Ten Percent Holder” means any Person that beneficially owns, at the relevant time, at least 10% of the then outstanding Common Shares and is a party to a registration rights agreement with the Company.

“Underwritten Offering” means a registration in which securities of the Company are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

1.2 General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Unless otherwise specified, the terms “hereof,” “herein,” “hereunder” and similar terms refer to this Agreement as a whole (including the exhibits and schedules hereto), and references herein to “Sections” refer to Sections of this Agreement. The words “include,” “includes” and “including,” when used in this Agreement, shall be deemed to be followed by the words “without limitation.”

ARTICLE II

DEMAND REGISTRATION

2.1 Demand Registration. Subject to the provisions contained in this Section 2.1 and in Sections 5.2 and 5.3 hereof, any Holder or group of Holders may, from time to time (each, a “Requesting Holder” and collectively, the “Requesting Holders”), make a request in writing (a “Demand Request”) that the Company effect the registration under the Securities Act of any specified number of shares of Registrable Securities held by the Requesting Holder(s) (a “Demand Registration”); provided, however, that the Company shall in no event be required to effect:

(a) more than two (2) Demand Registrations in the aggregate (it being agreed by the parties that all of such Demand Registrations remain available as of the date hereof);

(b) more than one (1) Demand Registration in any 12-month period; and

(c) any Demand Registration if the Shelf Registration Statement is then effective, and such Shelf Registration Statement may be utilized by the Requesting Holders for the offering and sale of all of their Registrable Securities without a requirement under the Commission’s rules and regulations for a post-effective amendment thereto.

Subject to the provisions contained in this Section 2.1 and in Sections 5.2 and 5.3 hereof, upon receipt of a Demand Request, the Company shall cause to be included in a Registration Statement on an appropriate form under the Securities Act, filed with the Commission as promptly as practicable but in any event not later than 60 days after receiving a Demand Request, such Registrable Securities as may be requested by such Requesting Holders in their Demand Request. The Company shall use its reasonable efforts to cause any such Registration Statement to be declared effective under the Securities Act as promptly as possible after such filing.

2.2 Effective Registration. A registration shall not count as a Demand Registration under this Agreement (i) unless the related Registration Statement has been declared effective under the Securities Act and has remained effective until such time as (x) all of such Registrable Securities covered thereby have been disposed of in accordance with the intended methods of disposition by the Participating Holders (but in no event for a period of more than 180 days after such Registration Statement becomes effective not including any Suspension Periods) or (y) a majority of the Registrable Securities covered thereby held by the Requesting Holders have been withdrawn or cancelled from such Demand Registration (other than as contemplated by the first sentence of Section 2.5); (ii) if, after a Registration Statement has become effective, an offering of Registrable Securities pursuant to such Registration Statement is terminated by any stop order, injunction, or other order of the Commission or other governmental agency or court, unless and until (x) such stop order or injunction is removed, rescinded or otherwise terminated, (y) any Requesting Holder thereafter elects, in its sole discretion, to continue the offering and (z) the related Registration Statement remains effective until the time periods specified in subclauses (x) and (y) of clause (i) above; or (iii) if pursuant to Section 2.4 hereof, the Requesting Holders are cut back to fewer than 75% of the Registrable Securities requested to be registered in the aggregate and at the time of the request there was not in effect the Shelf Registration Statement.

2.3 Underwritten Offerings. If any Requesting Holder in the case of an offering pursuant to a Demand Registration so elects, such offering shall be in the form of an Underwritten Offering. With respect to any such

Underwritten Offering pursuant to a Demand Registration, the Company and the MHR Representative shall jointly select an investment banking firm of national standing to be the managing underwriter for the offering, which firm shall be reasonably acceptable to the Requesting Holders.

2.4 Priority on Demand Registrations. With respect to any Demand Registration (including any Underwritten Offering of Registrable Securities pursuant to a Demand Registration), subject to Article III, no securities to be sold for the account of any Person (including the Company) other than the Requesting Holders shall be included in a Demand Registration; provided that securities to be sold for the account of the Company and any Ten Percent Holder may be included in such Demand Registration if, and only if, the managing underwriter advises the Requesting Holders and the Company in writing (or, in the case of a Demand Registration not being underwritten, the Requesting Holders determine in good faith after considering the relevant facts and circumstances at the relevant time) that the inclusion of such securities shall not adversely affect the price or success of the offering by the Requesting Holders (an “Adverse Effect”). Furthermore, in the event that the managing underwriter advises the Requesting Holders in writing (or the Requesting Holders determine, as applicable, in good faith after considering the relevant facts and circumstances at the relevant time) that the amount of Registrable Securities proposed to be included in such Demand Registration by the Requesting Holders is sufficiently large (even after exclusion of all securities proposed to be sold for the account of the Company or any Ten Percent Holder pursuant to the immediately preceding sentence) to cause an Adverse Effect, the number of Registrable Securities to be included in such Demand Registration shall be allocated among all such Requesting Holders pro rata for each Holder based on the percentage derived by dividing (i) the number of Registrable Securities that each such Holder requested to be included in such Demand Registration by (ii) the aggregate number of Registrable Securities that all Requesting Holders requested to be included in such Demand Registration; provided, however, that if, as a result of such proration, any Requesting Holder shall not be entitled to include in a registration all Registrable Securities of the class or series that such Holder had requested to be included, such Holder may elect to withdraw its request to include such Registrable Securities in such registration or may reduce the number requested to be included; provided, however, that (a) such request must be made in writing prior to the earlier of the execution of the underwriting agreement, if any, or the execution of the custody agreement with respect to such registration, if any, and (b) such withdrawal or reduction shall be irrevocable.

2.5 Withdrawal and Cancellation of Registration. Any Participating Holder may withdraw its Registrable Securities from a Demand Registration at any time and any Requesting Holders shall have the right to cancel a proposed Demand Registration of Registrable Securities pursuant to this Article II in accordance with the first sentence of Section 3.3 hereof (i) when the request for cancellation is based upon material adverse information relating to the Company that none of the members of the MHR Group were aware of at the time of the Demand Request (including, for the avoidance of doubt, material adverse information that is materially different from the information that the MHR Group was aware of at the time of the Demand Request), (ii) if a Suspension Period occurs after a Demand Request but before the Registrable Securities covered by such Demand Request are sold, transferred, exchanged or disposed of in accordance with such Demand Request, or (iii) if the Company has breached its obligations hereunder with respect to such Demand Registration and such breach has caused, or would reasonably be expected to cause, an Adverse Effect. Upon such cancellation, the Company shall cease all efforts to secure registration with respect to Registrable Securities of Participating Holders and such Demand Registration shall not be counted as a Demand Registration under this Agreement for any purpose; provided, however, that notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the expenses of the Participating Holders incurred in connection with such cancelled registration through the date that is four (4) Business Days after the date on which any Participating Holders (X) had a right to cancel pursuant to the foregoing clause (i) or (ii), or (Y) became aware of their right to cancel pursuant to the foregoing clause (iii), in each of clause (X) and this clause (Y) to the extent such expenses are as described in clauses (i) through (x) of the first sentence of Article VIII hereof. Any expense reimbursement paid pursuant to clause (Y) of the immediately preceding sentence shall be in addition to any other remedy to which the Participating Holders may be entitled in law or in equity (but, for the avoidance of doubt, the Participating Holders may not recover the same expense twice).

2.6 Registration Statement Form. Registrations under this Article II shall be on such appropriate registration form of the Commission then applicable to the Company (i) as shall be selected by the Company and as shall be reasonably acceptable to the Requesting Holders and (ii) as shall permit the disposition of the Registrable Securities in accordance with the intended method or methods of disposition specified in the applicable Holders’ requests for such registration. Notwithstanding the foregoing, if, pursuant to a Demand Registration, (x) the Company proposes to effect registration by filing a registration statement on Form S-3 (or any successor or similar short-form registration statement), (y) such registration is in connection with an Underwritten Offering and (z) the managing underwriter shall advise the Company in writing that, in its or their opinion, the use of another form of registration statement (or the inclusion, rather than the incorporation by reference, of information in the Prospectus related to a registration statement on Form S-3 (or other short-form registration statement)) is of material importance to the success of such proposed offering, then such registration shall be effected on such other form (or such information shall be so included in such Prospectus).

ARTICLE III

PIGGYBACK REGISTRATIONS

3.1 Holder Piggyback Registration. If the Company proposes to file a Registration Statement (including, for the avoidance of doubt, a shelf registration statement or amendment or supplement thereto) with respect to an offering of Common Shares, or securities convertible into or exchangeable for Common Shares, for its own account or for the account of securityholders (other than the Holders) of the Company (except pursuant to registrations of Common Shares, or securities convertible into or exchangeable for Common Shares, to be delivered as consideration in any merger, acquisition or other business combination or registrations on Form S-4 or any successor form, on Form S-8 or any successor form relating solely to securities issued pursuant to any benefit plan, an offering of securities solely to then existing securityholders of the Company, a dividend reinvestment plan or an exchange offer) on a form that would permit registration of Registrable Securities for sale to the public under the Securities Act, then the Company shall give written notice of such proposed filing to the Holders not less than 21 days before the anticipated filing date, describing in reasonable detail the proposed registration (including the number and class or series of securities proposed to be registered, the proposed date of filing of such Registration Statement, any proposed means of distribution of such securities, any proposed managing underwriter of such securities and a good faith estimate by the Company of the proposed maximum offering price of such securities as such price is proposed to appear on the facing page of such Registration Statement), and offering such Holders the opportunity to register such number of Registrable Securities of the same class as those being registered by the Company as each such Holder may request in writing (each a “Piggyback Registration”). Subject to Sections 5.2 and 5.3 hereof, upon the written request of any Holder (a “Piggyback Request”), received by the Company no later than ten (10) Business Days after receipt by such Holder of the notice sent by the Company, to register, on the same terms and conditions as the same class of securities otherwise being sold pursuant to such registration, any of such Holder’s Registrable Securities of the same class as those being registered (which request shall state the intended method of disposition thereof if the securities otherwise being sold are being sold by more than one method of disposition), the Company shall use its reasonable efforts to cause such Registrable Securities as to which registration shall have been so requested to be included in the Registration Statement proposed to be filed by the Company on the same terms and conditions as the same class of securities otherwise being sold pursuant to such registration; provided, however, that notwithstanding the foregoing, the Company may at any time, in its sole discretion, without the consent of any other Holder, delay or abandon the proposed offering in which any Holder had requested to participate pursuant to this Section 3.1 or cease the filing (or obtaining or maintaining the effectiveness) of or withdraw the related Registration Statement or other governmental approvals, registrations or qualifications. In such event, the Company shall so notify each Holder that had notified the Company in accordance with this Section 3.1 of its intention to participate in such offering and the Company shall incur no liability for its failure to complete any such offering; provided, however, that in the event the Company has initiated the offering for its own account, the Company shall pay all expenses incurred by a Holder in connection with such delayed, abandoned or cancelled registration to the extent such expenses are described in clauses (i) through (x) of the first sentence of Article VIII hereof.

3.2 Priority on Piggyback Registrations. If the managing underwriter for a Piggyback Registration effected by means of an Underwritten Offering (or in the case of a Piggyback Registration not being underwritten, the Company, in good faith) advises the Holders in writing that the inclusion of the Registrable Securities and securities proposed to be included by Holders who have elected to participate pursuant to Section 3.1 and any other Persons who have elected to participate in such offering pursuant to written agreements with the Company (in each case, “Piggybacking Holders”) and proposed to be included by the Company, would cause an Adverse Effect, then the Company shall be obligated to include in such Registration Statement only that number of Registrable Securities which, in the judgment of the managing underwriter (or the Company in good faith, as applicable), would not have an Adverse Effect, in the priority listed below:

(a) if the registration is undertaken for the Company’s account: (x) first, the securities that the Company desires to include, and (y) second, the securities (or, in the case of a Holder, the Registrable Securities) proposed to be included by the Piggybacking Holders. Any reduction in the number of securities to be included in a Registration Statement pursuant to the foregoing clause (y) shall be effected by allocating the number of securities to be included (after including securities contemplated by clause (x)) pro rata among all the Piggybacking Holders based for each such Piggybacking Holder on the percentage derived by dividing (i) the aggregate number of Common Shares that such Piggybacking Holder holds by (ii) the total number of Common Shares that all such Piggybacking Holders hold in the aggregate; and

(b) if the registration is undertaken at the demand of a securityholder of the Company (other than the Holders), (x) first, the securities that the demanding securityholder desires to include, and (y) second, the securities (or in the case of Holders, the Registrable Securities) proposed to be included by the Piggybacking Holders and by the Company. Any reduction in the number of securities to be included in a Registration Statement pursuant to the foregoing clause (y) shall be effected by allocating the number of securities to be included (after including securities contemplated by clause (x)) pro rata among the Piggybacking Holders based for each such Piggybacking Holder on the percentage derived by dividing (i) the aggregate number of Common Shares that such Piggybacking Holder holds by (ii) the total number of Common Shares that all such Piggybacking Holders hold in the aggregate; provided, however, that the Company shall be entitled to participate on a pro rata basis up to the sum of the number of securities allocated to the Piggybacking Holders pursuant to this sentence, unless the managing underwriter (or in the case of a Piggyback Registration not being underwritten, the Company, in good faith) determines that inclusion of additional securities by the Company above such amount would not cause an Adverse Effect.

3.3 Withdrawals. Each Holder shall have the right to withdraw its request for inclusion of all or any of its Registrable Securities in any Registration Statement pursuant to this Article III by giving written notice to the Company of its request to withdraw; provided, however, that (i) such request must be made in writing prior to the execution of the underwriting agreement with respect to such registration or, in the case of a non-underwritten offering, the effective date of the Registration Statement or applicable prospectus supplement pertaining to such offering and (ii) such withdrawal shall be irrevocable. In the event that a Holder withdraws and (i) the request for withdrawal is based upon material adverse information relating to the Company that none of the members of the MHR Group were aware of at the time of the Holder’s Piggyback Request (including, for the avoidance of doubt, material adverse information that is materially different from the information that the MHR Group was aware of at the time of the Piggyback Request), (ii) if a Suspension Period occurs after such Piggyback Request but before the Registrable Securities covered by such Piggyback Request are sold, transferred, exchanged or disposed of in accordance with such Piggyback Request, or (iii) if the Company has breached its obligations hereunder with respect to such Piggyback Registration and such breach has caused, or would reasonably be expected to cause, an Adverse Effect, then the Company shall pay all expenses incurred by a Holder in connection with such cancelled registration through the date that is four (4) Business Days after the date on which any Participating Holders

(X) had a right to withdraw pursuant to the foregoing clauses (i) or (ii), or (Y) became aware of their right to withdraw pursuant to the foregoing clause (iii), in each of clause (X) and this clause (Y) to the extent such expenses are as described in clauses (i) through (x) of the first sentence of Article VIII hereof. Any expense reimbursement paid pursuant to clause (Y) of the immediately preceding sentence shall be in addition to any other remedy to which the Participating Holders may be entitled in law or in equity (but, for the avoidance of doubt, the Participating Holders may not recover the same expense twice).

3.4 Underwritten Offerings.

(a) In connection with the exercise of any registration rights granted to Holders pursuant to this Article III, if the registration is to be effected by means of an Underwritten Offering, the Company may condition participation in such registration by any such Holder upon inclusion of the Registrable Securities being so registered in such underwriting and such Holder’s entering into an underwriting agreement pursuant to Section 6.2(d) hereof.

(b) With respect to any offering of Registrable Securities in the form of an Underwritten Offering in which Holders elect to participate pursuant to this Article III, the Company and the MHR Representative shall jointly select an investment banking firm of national standing to be the managing underwriter for the offering.

ARTICLE IV

SHELF REGISTRATION

4.1 Shelf Registration Filing.

(a) Subject to Section 4.1(b) and Sections 5.2 and 5.3 hereof, within sixty (60) days following a written request by a Holder (a “Shelf Request”), the Company shall file with the Commission, and use its reasonable efforts to have declared effective as soon as practicable, a Registration Statement (the “Shelf Registration Statement”) relating to the offer and sale of all of the Registrable Securities held by the Holders to the public from time to time, on a delayed or continuous basis. Subject to Section 4.3(c) hereof, any Shelf Registration Statement may be a universal shelf registration statement that relates to the offer and sale of the Company securities other than Registrable Securities. Any registration effected pursuant this Section 4.1(a) shall not be deemed to constitute a Demand Registration. The Shelf Registration Statement shall specify the intended method of distribution of the subject Registrable Securities substantially in the form of Exhibit A attached hereto. The Company shall file the Shelf Registration Statement on Form S-3 or, if the Company or the offering of the Registrable Securities does not satisfy the requirements for use of such form, such other form as may be appropriate; provided, however, that if the Shelf Registration Statement is not filed on Form S-3, the Company shall, promptly upon meeting the requirements for use of such form, file an appropriate amendment to the Shelf Registration Statement to convert it to Form S-3.

(b) Any subsequent Shelf Requests after the initial Shelf Request pursuant to Section 4.1(a) may only be made after such date that the MHR Group beneficially owns at least one (1) million additional Common Shares (as adjusted for any stock splits, stock dividends, combinations, reorganizations or similar events) which were not beneficially owned by the MHR Group as of the date of the immediately prior Shelf Request.

4.2 Required Period and Shelf Registration Procedures. Subject to Section 4.1 and to any Suspension Period(s) referred to below, the Company shall (i) cause the Shelf Registration Statement to include a resale Prospectus intended to permit each Holder to sell, at such Holder’s election, all or part of the applicable class or series of Registrable Securities held by such Holder without restriction under the Securities Act, (ii) use its reasonable efforts to prepare and file with the Commission such supplements, amendments and post-effective amendments to such Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement continuously effective for so long as the securities registered thereunder constitute Registrable Securities, and (iii) use its reasonable efforts to cause the resale Prospectus to be supplemented by any Prospectus supplement required in order for such Holders to sell their Registrable Securities without restriction under the Securities Act.

4.3 Underwritten Shelf Offerings.

(a) Subject to Section 4.3(b), if the Holders who are included in any offering pursuant to a Shelf Registration Statement so elect, and such Holders have requested to include at least the Minimum Registrable Securities owned by them in such offering, then the Holders may elect to conduct such offering in the form of an Underwritten Offering and the terms of this Article IV shall otherwise apply with respect to such Underwritten Offering on such Shelf Registration Statement. With respect to any such qualifying Underwritten Offering, the Company and the MHR Representative shall jointly select an investment banking firm of national standing to be the managing underwriter for the offering, which firm shall be reasonably acceptable to the Participating Holders.

(b) Notwithstanding Sections 4.1 and 4.3(a), subject to the Company’s compliance with its obligations under Article III hereof, the Company shall not be obligated to take any action (including, for the avoidance of doubt, filing a Shelf Registration Statement or amendment thereto) to effect an Underwritten Offering on a Shelf Registration Statement and no Holder shall sell, or offer to sell, any Registrable Securities in any Underwritten Offering requested pursuant to Section 4.3(a) if, within the 30-day period prior to any election by a Holder pursuant to Section 4.3(a), the Company has issued a notice to the Holders pursuant to Section 3.1 hereof of a proposed registered Underwritten Offering of Common Shares for its own account, continuing while the Company continues in good faith to pursue such registered Underwritten Offering and ending upon the earliest to occur of: (A) in the case of a Registration Statement on Form S-3 (or any successor or similar short-form registration statement), forty-five (45) days and in the case of a Registration Statement on Form S-1 (or any successor or similar long-form registration statement), sixty (60) days, in each case following the Company’s issuance of the notice to the Holders pursuant to Section 3.1 hereof, unless, on or prior to such date, the Company shall have executed an underwriting agreement with the managing underwriter with respect to such proposed Underwritten Offering; provided that such forty-five (45) or sixty (60) day period (as applicable) shall be extended for up to forty-five (45) additional days if the underwriting agreement has not been executed because there has been a failure to resolve all requirements of the Commission in connection with declaring such Registration Statement or applicable prospectus supplement effective during such additional 45-day period; (B) the abandonment, cessation or withdrawal of such Underwritten Offering; (C) 90 days following the effective date of the prospectus supplement pertaining to such Underwritten Offering; or (D) the date that all of the Common Shares covered thereby have been disposed of in accordance with the intended methods of disposition. If the Company issues a notice of a proposed Underwritten Offering of Common Shares for its own account pursuant to Section 3.1 hereof and subsequently abandons, ceases or withdraws such Underwritten Offering, any notice thereafter issued by the Company of a subsequent proposed Underwritten Offering of Common Shares for its own account pursuant to Section 3.1 hereof shall not pre-empt the Company’s obligations pursuant to Section 4.1 or 4.3(a) or restrict the Holders’ rights to sell, or offer to sell, any Registrable Securities in any Underwritten Offering requested pursuant to Section 4.1 or 4.3(a) during the 30-day period commencing on the day immediately following the date that the MHR Group receives notice from the Company of such abandonment, cessation or withdrawal of such Underwritten Offering.

(c) With respect to any Underwritten Offering of Registrable Securities on a Shelf Registration Statement initiated by the Holders pursuant to Section 4.3(a) hereof, no securities to be sold for the account of any Person (including the Company) other than the Holders shall be included in such Underwritten Offering; provided that securities to be sold for the account of the Company and any Ten Percent Holder may be included in such Shelf Registration Statement if, and only if, the managing underwriter advises the Holders and the Company in writing that the inclusion of such securities would not have an Adverse Effect on such Underwritten Offering.

ARTICLE V

STANDSTILL AND SUSPENSION PERIODS

5.1 Company Standstill Period. Subject to Sections 2.4 and 4.3(c), in the event of (i) any Demand Registration pursuant to Section 2.1 hereof in which the Requesting Holders are registering more than the Minimum Registrable Securities in the aggregate, (ii) any Underwritten Offering pursuant to Section 2.3 hereof or (iii) any Underwritten Offering on a Shelf Registration Statement pursuant to Section 4.3(a) hereof, the Company agrees not to, without the prior written consent of the Holders, (x) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, relating to, any securities of the Company that are substantially similar to such Registrable Securities, including but not limited to any options or warrants to purchase Common Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Shares or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (y) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares or any such other securities, whether any such transaction described in clause (x) or this clause (y) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise (in each case, other than (A) any securities issued upon the exercise of any option or warrant or the conversion, exchange or redemption of any security outstanding as of the beginning of the applicable standstill period, (B) any options, restricted stock units or other equity awards granted to employees, officers or directors pursuant to any of the Company’s employee or director stock option, incentive or benefit plans existing as of the beginning of the applicable standstill period or assumed by the Company in connection with any merger, acquisition or other business combination, (C) any securities issued pursuant to the Company’s employee stock purchase plan or pursuant to equity awards of any kind under any of the Company’s employee or director stock option, incentive or benefit plans existing as of the beginning of the applicable standstill period or assumed by the Company in connection with any merger, acquisition or other business combination, (D) the filing of any registration statement on Form S-8 or other appropriate form as required by the Act, and any amendments to such forms, in respect of any securities or any other of the Company’s equity based securities issuable pursuant to any employee benefit plan of the Company existing as of the beginning of the applicable standstill period or assumed by the Company in connection with any merger, acquisition or other business combination, (E) any Common Shares issuable in lieu of the payment of cash dividends pursuant to the Company’s quarterly cash dividend policy, (F) any Common Shares or any other of the Company’s equity securities, in an amount up to an aggregate of 10.0% of the Company’s fully-diluted shares outstanding as the beginning of the applicable standstill period, issuable in connection with any transaction, including, without limitation, a merger, acquisition or other business combination, an asset sale or a carve-out, and the filing of any registration statement in connection therewith, (G) any Common Shares or any other of the Company’s equity securities issuable in connection with any rescission of purchases of Common Shares under the Company’s 401(k) Plan and (H) any transaction or series of related transactions involving up to $150,000,000 of the Company’s equity or debt securities) (a) in the case of any Demand Registration pursuant to Section 2.1 in which the Requesting Holders are registering more than the Minimum Registrable Securities in the aggregate or any Underwritten Offering pursuant to Section 2.4, during the ninety (90) day period (not including any Suspension Periods) commencing on the effective date of the Registration Statement relating to such Registrable Securities or, if earlier, the date that all of such Registrable Securities covered thereby have been disposed of in accordance with the intended methods of disposition by the Participating Holders or the abandonment, cessation or withdrawal of such offering by all the Requesting Holders, and (b) in the case of an Underwritten Offering on a Shelf Registration Statement pursuant to Section 4.3(a) hereof, during the ninety (90) day period (not including any Suspension Periods) commencing on the effective date of the prospectus supplement pertaining to such Underwritten Offering or, if earlier, the date that all of such Registrable Securities covered thereby have been disposed of in accordance with the intended methods of disposition by the Participating Holders or the abandonment, cessation or withdrawal of such Underwritten Offering by all the Requesting Holders.

5.2 Suspension Period.

(a) The Company shall not be required to use reasonable efforts to cause a Registration Statement to be filed pursuant to this Agreement or to be declared effective, or to keep current any Registration Statement or file any prospectus supplement or amendment (other than as required by the periodic report and proxy statement disclosure requirements of the Securities Exchange Act of 1934, including Sections 13 or 15(d) thereof and Forms 10-K, 10-Q, 8-K or 14A thereunder), or permit Holders to sell or transfer securities thereunder, if the Company possesses material non-public information and determines in good faith that it need not otherwise make such disclosure or filing; provided that at all times the Company continues in good faith to make public disclosures so as to continue and comply with its past practice with respect to the non-disclosure of material non-public information. In furtherance of and pursuant to the last proviso of the preceding sentence and following public disclosure by the Company, at such time as the Company no longer possesses material non-public information regarding the Company, the Suspension Period (as defined below) shall immediately terminate. Any period during which the Holders are prohibited from effecting sales or the Company exercises its rights in each case pursuant to this Section 5.2(a) shall constitute a “Suspension Period.”

(b) Each Holder agrees that, upon receipt of a written notice from the Company of a Suspension Period (a “Suspension Notice”), such Holder shall forthwith discontinue any disposition of Registrable Securities pursuant to any Registration Statement until such Holder’s receipt of a notice from the Company to the effect that such Suspension Period has terminated. On the last day of any thirty (30) day period following delivery of the Suspension Notice during which the Suspension Period remains in effect, the Company shall deliver a written notice to the MHR Representative that the Suspension Period remains in effect (a “Bring-Down Suspension Notice”). Any Suspension Notice or Bring-Down Suspension Notice shall (i) be signed by the Chief Executive Officer, Chief Financial Officer, General Counsel, President or any Vice President of the Company and (ii) provide that, as of the date of such Suspension Notice or Bring-Down Suspension Notice, as the case may be, the Company (a) possesses material non-public information, (b) has determined in good faith that it need not publicly disclose such material non-public information and (c) has continued in good faith to make public disclosures so as to continue and comply with its past practice with respect to the non-disclosure of material non-public information. If so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession, of the most recent Prospectus covering such Registrable Securities at the time of receipt of such Suspension Notice. The Company covenants and agrees that it shall not deliver a Suspension Notice with respect to a Suspension Period unless all the Company employees, officers and directors who are subject to the Company’s Insider Trading Compliance Policy, and who are prohibited by the terms thereof from effecting any public sales of securities of the Company beneficially owned by them, are so prohibited for the duration of such Suspension Period. In the event of a Suspension Notice, the Company shall, promptly after such time as it no longer possesses material non-public information that it has determined in good faith need not otherwise be disclosed, provide notice to all Holders that the Suspension Period has ended, and take any and all actions necessary or desirable to give effect to any Holders’ rights under this Agreement that may have been affected by such notice, including the Holders’ Demand Registration rights and rights with respect to the Shelf Registration Statement.

(c) During any time that any member of the MHR Group possesses material, non-public information with respect to the Company, no Holder may effect any sales under any Registration Statement of the Company; provided, however, that the MHR Group shall not be in breach of this Section 5.2(c) if the Company (X) was aware of the material non-public information in the MHR Group’s possession at the time of the Holder’s sale (including, for the avoidance of doubt, non-public information in the MHR Group’s possession at the time of the Holder’s sale that is reasonably required in order to determine the materiality of such non-public information) and (Y) did not issue a Suspension Notice with respect thereto prior to such sale.

5.3 Holder Standstill Period. Each Holder of Registrable Securities (whether or not such Registrable Securities are covered by the Shelf Registration Statement or by a Registration Statement filed pursuant to Section 2.1 or 3.1 hereof) agrees to enter into a customary lock-up agreement with the managing underwriter for any Underwritten Offering of the Company’s securities for its own account with respect to the same class or series of securities being registered pursuant to such Registration Statement, containing terms reasonably acceptable to such managing underwriter (with an exception for transfers pursuant to hedging transactions entered into prior to the time that the MHR Representative had notice of such Underwritten Offering), covering the period commencing 15 days prior to the effective date of the Registration Statement or, if applicable, the prospectus supplement, pertaining to such Underwritten Offering relating to such securities of the Company and ending on the 90th day after such effective date (or such shorter period as shall have been agreed to by the Company’s executive officers and directors in their respective lock-up agreements); provided, however, that the obligations of each Holder under this Section 5.3 shall apply only: (i) if such Holder shall be afforded the right (whether or not exercised by the Holder) to include Registrable Securities in such Underwritten Offering in accordance with and subject to the provisions of Article III hereof; (ii) to the extent that each of the Company’s executive officers, directors and Ten Percent Holders enter into lock-up agreements with such managing underwriter, which agreements shall not contain terms more favorable to such executive officers, directors or Ten Percent Holders than those contained in the lock-up agreement entered into by such Holder; and (iii) if the aggregate restriction periods in such Holder’s lock-up agreements entered into pursuant to this Section 5.3 shall not exceed an aggregate of 180  days during any 365-day period.

ARTICLE VI

REGISTRATION PROCEDURES

6.1 Company Obligations. Whenever the Company is required pursuant to this Agreement to register Registrable Securities, it shall (it being understood and agreed that except as otherwise expressly set forth in this Article VI, if any other provision of this Agreement is more favorable to the Holders than the provisions of this Article VI, such other provision shall apply):

(a) provide the Participating Holders and their respective counsel with a reasonable opportunity to review, and comment on, any Registration Statement to be prepared and filed pursuant to this Agreement prior to the filing thereof with the Commission, and make all changes thereto as any Participating Holder may reasonably request in writing to the extent such changes are required, in the reasonable judgment of the Company’s counsel, by the Securities Act and, except in the case of a registration under Article III, not file any Registration Statement or Prospectus or amendments or supplements thereto, which registers Registrable Securities held by Holders, to which the Holders of a majority of the class or series of Registrable Securities covered by the same or the underwriter or underwriters, if any, shall reasonably object;

(b) cause any such Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of such Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission promulgated thereunder and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except that this clause (ii) shall not apply to statements made or statements omitted by the Company in reliance upon and in conformity with written information furnished to the Company by any Holder solely with respect to such Holder and specifically for inclusion in the Registration Statement or any amendment or supplement thereto), or, if for any other reason it shall be necessary to amend or supplement such Registration Statement or Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the Commission an amendment or supplement to such Registration Statement or Prospectus which will correct such statement or omission or effect such compliance;

(c) furnish, at its expense, to the Participating Holders such number of conformed copies of such Registration Statement and of each such amendment thereto (in each case including all exhibits thereto, except that the Company shall not be obligated to furnish to any such Participating Holder more than two (2) copies of such exhibits), such number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus and each supplement thereto), and such number of the documents, if any, incorporated by reference in such Registration Statement or Prospectus, as the Participating Holders reasonably may request; provided that the Company shall have no obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR or IDEA system;

(d) use its reasonable efforts to register or qualify the Registrable Securities covered by such Registration Statement under such securities or “blue sky” laws of the states of the United States as the Participating Holders reasonably shall request, to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and to do any and all other acts and things that may be necessary or advisable to enable the Participating Holders to consummate the disposition in such jurisdictions of the Registrable Securities covered by such Registration Statement, except that the Company shall not, for any such purpose, be required to qualify generally to do business as a foreign corporation in any jurisdiction in which it is not obligated to be so qualified, or to subject itself to material taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction; and use its reasonable efforts to obtain all other approvals, consents, exemptions or authorizations from such securities regulatory authorities or governmental agencies as may be necessary to enable such Participating Holders to consummate the disposition of such Registrable Securities;

(e) promptly notify the Participating Holders, at any time when a Prospectus or Prospectus supplement relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the occurrence of any event as a result of which, the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, which untrue statement or omission requires amendment of the Registration Statement or supplementing of the Prospectus, and, as promptly as practicable (subject to Section 5.2 hereof), prepare and furnish, at its expense, to the Participating Holders a reasonable number of copies of a supplement to such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that with respect to Registrable Securities registered pursuant to such Registration Statement, each Holder agrees that it shall not enter into any transaction for the sale of any Registrable Securities pursuant to such Registration Statement during the time after the furnishing of the Company’s notice that the Company is preparing a supplement to or an amendment of such Prospectus or Registration Statement and until the filing and effectiveness thereof;

(f) use its reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to holders of its securities, as soon as practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first month of the first fiscal quarter after the effective date of such Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(g) provide, and cause to be maintained, a transfer agent and registrar for the Registrable Securities covered by such Registration Statement (which transfer agent and registrar shall, at the Company’s option, be the Company’s existing transfer agent and registrar) from and after a date not later than the effective date of such Registration Statement;

(h) notify the Participating Holders and the managing underwriter, if any, promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a Registration Statement, Prospectus, Prospectus supplement or post-effective amendment related to such Registration Statement has been filed, and, with respect to such Registration Statement or any post-effective amendment thereto, when the same has become effective,

(ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to such Registration Statement or related Prospectus, (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(i) use its reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as practicable;

(j) in the event of an Underwritten Offering of Registrable Securities pursuant to Section 2.3 or 4.3 hereof, enter into customary agreements (including underwriting agreements in customary form, which may include, in the case of an Underwritten Offering on a firm commitment basis, “lock-up” obligations substantially similar to Section 5.1 hereof) and take such other actions (including using its reasonable efforts to make such road show presentations and otherwise engaging in such reasonable marketing support in connection with any such Underwritten Offering, including the obligation to make its executive officers available for such purpose if so requested by the managing underwriter for such offering) as are reasonably requested by the managing underwriter in order to expedite or facilitate the sale of such Registrable Securities;

(k) make available for inspection by each Participating Holder, any underwriter participating in any disposition pursuant to such registration, and any attorney, accountant or other agent retained by such Participating Holder or any such underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company and any of its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of the Company to supply all information reasonably requested by any such Inspector in connection with such registration, provided, however, that (i) in connection with any such inspection, any such Inspectors shall cooperate to the extent reasonably practicable to minimize any disruption to the operation by the Company of its business and shall comply with all the Company site safety rules, (ii) Records and information obtained hereunder shall be used by such Inspectors only to exercise their due diligence responsibility and (iii) Records or information furnished or made available hereunder shall be kept confidential and shall not be disclosed by such Participating Holder, underwriter or Inspectors unless (A) the disclosing party advises the other party that the disclosure of such Records or information is necessary to avoid or correct a misstatement or omission in a Registration Statement or is otherwise required by law, (B) the release of such Records or information is ordered pursuant to a subpoena or other order from a court or governmental authority of competent jurisdiction ( provided, however, that such Person shall use its reasonable efforts to provide the Company with prior written notice of such requirement to afford the Company with an opportunity to seek a protective order or other appropriate remedy in response) or (C) such Records or information otherwise become generally available to the public other than through disclosure by such Participating Holder, underwriter or Inspector in breach hereof or by any Person in breach of any other confidentiality arrangement;

(l) in connection with any registration of an Underwritten Offering of Registrable Securities hereunder, use all reasonable efforts to furnish to each Participating Holder and to the managing underwriter, if any, a signed counterpart, addressed to such Participating Holder and the managing underwriter, if any, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants pursuant to Statement on Auditing Standards No. 72 (or any successor thereto), each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as each such Participating Holder and the managing underwriter, if any, reasonably requests;

(m) in connection with any registration of an Underwritten Offering of Registrable Securities hereunder, provide officers’ certificates and other customary closing documents;

(n) reasonably cooperate with each seller of Registrable Securities and any underwriter in the disposition of such Registrable Securities and with underwriters’ counsel, if any, in connection with any filings required to be made with the Financial Industry Regulatory Authority (“FINRA”);

(o) use its reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed;

(p) cooperate with the Participating Holders and the managing underwriter, underwriters or agent, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and

(q) use its reasonable efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities.

6.2 Holder Obligations. Each Holder agrees:

(a) that it shall furnish to the Company such information regarding such Holder and the plan and method of distribution of Registrable Securities intended by such Holder (i) as the Company may, from time to time, reasonably request in writing and (ii) as shall be required by law or by the Commission in connection therewith;

(b) that information obtained by it or by its Inspectors shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates unless and until such information is made generally available to the public;

(c) to use its reasonable efforts, prior to making any disclosure allowed by Section 6.1(k)(iii)(A) or (B) hereof, to inform the Company that such disclosure is necessary to avoid or correct a misstatement or omission in the Registration Statement or ordered pursuant to a subpoena or other order from a court or governmental authority of competent jurisdiction or otherwise required by law;

(d) in the case of an Underwritten Offering of Registrable Securities pursuant to this Agreement, if requested by the managing underwriter, to enter into an underwriting agreement with the underwriters for such offering containing such representations and warranties by each Holder and such other terms and provisions as are customarily contained in such underwriting agreements, including customary indemnity and contribution provisions and “lock-up” obligations substantially similar to Section 5.3 hereof; and

(e) to notify the Company as soon as practicable if it becomes aware of the occurrence of any event, development or fact as a result of which a Registration Statement or any Prospectus or supplement, as then in effect, contains an untrue statement of a material fact with respect to such Holder or omits to state any material fact with respect to such Holder required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Holder shall not be required to notify the Company, or may limit such notification, as the case may be, solely to the extent necessary, as determined in good faith by such Holder on the advice of counsel, in order not to be in violation of or default under any applicable law, regulation, rule, stock exchange requirement, self-regulatory body, supervisory authority, legal process or fiduciary duty.

6.3 Hedging Transactions. The parties agree that the provisions of this Agreement relating to the registration, offer and sale of Registrable Securities apply also to any transaction which transfers some or all of the economic risk of ownership of Registrable Securities, including any forward contract, equity swap, put or call, put or call equivalent position, collar, margin loan, sale of exchangeable security or similar transaction (including the registration, offer and sale under the Securities Act of Registrable Securities pledged to the counterparty to such transaction or of securities of the same class as the underlying Registrable Securities by the counterparty to such transaction in connection therewith), and that the counterparty to such transaction shall be selected in the sole discretion of the Holders.

ARTICLE VII

INDEMNIFICATION

7.1 Indemnification by the Company. In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless to the full extent permitted by law (i) each Holder, such Holder’s Affiliates and their respective officers, directors, managers, partners, stockholders, employees, advisors, agents and other representatives of the foregoing, and each of their respective successors and assigns, and each Person who controls any of the foregoing within the meaning of the Securities Act and the Exchange Act, and (ii) any selling agent selected by the Holders or their Affiliates with respect to such Registrable Securities (each such Person being sometimes referred to as an “Indemnified Person”), against any and all losses, claims, damages, liabilities (or actions or proceedings in respect thereof, whether or not such Indemnified Person is a party thereto) and expenses (including reasonable costs of investigations and legal expenses), joint or several (each a “Loss” and collectively “Losses”), to which such Indemnified Person may become subject, to the extent that such Losses (or related actions or proceedings) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement in which such Registrable Securities were included for registration under the Securities Act, including any preliminary or summary Prospectus or any final Prospectus included in such Registration Statement (or any amendment or supplement to such Registration Statement or Prospectus) or any document incorporated by reference therein, or (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus and any preliminary Prospectus in light of the circumstances under which they were made) not misleading; and the Company agrees to reimburse such Indemnified Person for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall have no obligation to provide any indemnification or reimbursement hereunder (i) to the extent that any such Losses (or actions or proceedings in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary Prospectus, final Prospectus, amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by the Holder, or on the Holder’s behalf, specifically for inclusion, respectively, in such Registration Statement, preliminary Prospectus, final Prospectus, amendment or supplement, or (ii) in the case of a sale directly by a Holder of Registrable Securities (including a sale of such Registrable Securities through any underwriter retained by such Holder engaging in a distribution solely on behalf of Holders), to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary Prospectus and corrected in a final, amended or supplemented Prospectus provided to such Holder prior to the confirmation of the sale of the Registrable Securities to the Person asserting any such Loss, and such Holder failed to deliver a copy of the final, amended or supplemented Prospectus at or prior to such confirmation of sale in any case in which such delivery is required by the Securities Act, or (iii) in the case of a sale directly by a Holder of Registrable Securities (including a sale of such Registrable Securities through any underwriter retained by such Holder engaging in a distribution solely on behalf of Holders), to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was contained in a final Prospectus but was corrected in an amended or supplemented final Prospectus provided to such Holder prior to the confirmation of the sale of the Registrable Securities to the Person asserting any such Loss, and such Holder failed to deliver a copy of the amended or supplemented final Prospectus at or prior to such confirmation of sale in any case in which such delivery is required by the Securities Act. The indemnity provided in this Section 7.1 shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any Indemnified Person and shall survive the transfer or disposal of the Registrable Securities by the Holder or any such other Persons. The Company will also indemnify, if applicable and if requested, underwriters, selling brokers, dealer managers and similar securities industry professionals participating in any distribution pursuant hereto, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Indemnified Persons. This indemnity shall be in addition to any liability the Company may otherwise have.

7.2 Indemnification by the Holders. In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, each Holder shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 7.1 hereof) the Company, each director and officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act (each such Person being sometimes referred to as a “Company Indemnified Person”), against Losses to which the Company or any such Persons may become subject under the Securities Act or otherwise, to the extent that such Losses (or related actions or proceedings) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement in which Registrable Securities were included for registration under the Securities Act, or any preliminary Prospectus or any final Prospectus included in such Registration Statement (or any amendment or supplement to such Registration Statement or Prospectus), or (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, (in the case of the Prospectus and any preliminary Prospectus in light of the circumstances under which they were made) not misleading, in each case, only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, preliminary Prospectus, final Prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Holder, or on such Holder’s behalf, specifically for inclusion, respectively, in such Registration Statement, preliminary Prospectus, final Prospectus, amendment or supplement; and each Holder agrees to reimburse such Company Indemnified Person for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that a Holder’s aggregate liability under this Agreement shall be limited to an amount equal to the net proceeds (after deducting the underwriter’s discount and expenses) received by such Holder from the sale of such Holder’s Registrable Securities pursuant to such registration.

7.3 Notice of Claims, Etc. Promptly after receipt by any Person entitled to indemnity under Section 7.1 or 7.2 hereof (an “Indemnitee”) of notice of the commencement of any action or proceeding (an “Action”) involving a claim referred to in such Sections, such Indemnitee shall, if indemnification is sought against an indemnifying party, give written notice to such indemnifying party of the commencement of such Action; provided, however, that the failure of any Indemnitee to give said notice shall not relieve the indemnifying party of its obligations under Sections 7.1 or 7.2 hereof, except to the extent that the indemnifying party is actually prejudiced by such failure. In case an Action is brought against any Indemnitee, and such Indemnitee notifies the indemnifying party of the commencement thereof, each indemnifying party shall be entitled to participate therein and, to the extent it elects to do so by written notice delivered to the Indemnitee promptly after receiving the aforesaid notice, to assume the defense thereof with counsel selected by such Indemnitee and reasonably satisfactory to such indemnifying party. Notwithstanding the foregoing, the Indemnitee shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnitee, unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party, (ii) the indemnifying party shall not have employed counsel to take charge of the defense of such Action, reasonably promptly after notice of the commencement thereof or (iii) such Indemnitee reasonably shall have concluded that there may be defenses available to it which are different from or additional to those available to the indemnifying party which, if the indemnifying party and the Indemnitee were to be represented by the same counsel, could result in a conflict of interest for such counsel or materially prejudice the prosecution of the defenses available to such Indemnitee. If any of the events specified in clauses (i), (ii) or this clause (iii) of the preceding sentence shall have occurred or otherwise shall be applicable, then the fees and expenses of counsel for the Indemnitee shall be borne by the indemnifying party; it being understood, however, that the indemnifying party shall not, in connection with any one such claim or proceeding, or separate but substantially similar or related claims or proceedings arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnitees hereunder, or for fees and expenses that are not reasonable. Anything in this Section 7.3 to the contrary notwithstanding, an indemnifying party shall not be liable for the settlement of any action effected without its prior written consent (which consent shall not unreasonably be withheld or delayed), but if settled with the prior written consent of the indemnifying party, or if there shall be a final judgment adverse to the Indemnitee, the indemnifying party agrees to indemnify the Indemnitee from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior consent of the Indemnitee (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement or compromise, with respect to any pending or threatened action or claim in respect of which the Indemnitee would be entitled to indemnification or contribution hereunder (whether or not the Indemnitee is an actual party to such action or claim), which (i) does not include as a term thereof the unconditional release of the Indemnitee from all liability in respect of such action or claim or (ii) includes an admission of fault, culpability or a failure to act by or on behalf of the Indemnitee.

7.4 Contribution. If the indemnification provided for in this Article VII is unavailable or insufficient to hold harmless an Indemnitee in respect of any Losses, then each indemnifying party shall, in lieu of indemnifying such Indemnitee, contribute to the amount paid or payable by such Indemnitee as a result of such Losses in such proportion as appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the Indemnitee, on the other hand, which relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnitee or indemnifying party, and such parties’ relative intent, knowledge, access to information and opportunity to correct or mitigate the damage in respect of or prevent the untrue statement or omission giving rise to such indemnification obligation; provided, however, that a Holder’s aggregate liability under this Section 7.4 shall be limited to an amount equal to the net proceeds (after deducting the underwriter’s discount but before deducting expenses) received by such Holder from the sale of such Holder’s Registrable Securities pursuant to such registration. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 7.4 were determined solely by pro rata allocation or by any other method of allocation which did not take account of the equitable considerations referred to above. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

7.5 Indemnification Payments; Other Remedies; Primacy of Indemnification.

(a) Periodic payments of amounts required to be paid pursuant to this Article VII shall be made during the course of the investigation or defense, as and when reasonably itemized bills therefor are delivered to the indemnifying party in respect of any particular Loss as incurred.

(b) The remedies provided in this Article VII are not exclusive and shall not limit any rights or remedies that may otherwise be available to an Indemnitee at law or in equity.

(c) Primacy of Indemnification. The Company hereby acknowledges that certain of the Indemnified Persons have certain rights to indemnification, advancement of expenses and/or insurance provided by MHR Fund Management LLC and/or certain of its Affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees that (i) it is the indemnitor of first resort (i.e., its obligations to the Indemnified Persons are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same Losses incurred by any of the Indemnified Persons are secondary to any such obligation of the Company), (ii) that it shall be liable for the full amount of all Losses to the extent legally permitted and as required by the terms of this Agreement and the articles and other organizational documents of the Company (or any other agreement between the Company and the relevant Indemnified Person), without regard to any rights any Indemnified Person may have against the Fund Indemnitors, and (iii) it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims (x) against the Fund Indemnitors for contribution, indemnification, subrogation or any other recovery of any kind in respect thereof and (y) that any Indemnified Person must seek indemnification from any Fund Indemnitor before the Company must perform its indemnification obligations under this Agreement. No advancement or payment by the Fund Indemnitors on behalf of any Indemnified Person with respect to any claim for which such Indemnified Person has sought indemnification from the Company hereunder shall affect the foregoing. The Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery which any Indemnified Person would have had against the Company if the Fund Indemnitors had not advanced or paid any amount to or on behalf of such Indemnified Person. The Company and the Indemnified Persons agree that the Fund Indemnitors are express third party beneficiaries of this Article VII.

ARTICLE VIII

REGISTRATION EXPENSES

In connection with any offerings pursuant to a Registration Statement hereunder, the Company shall pay (i) all registration and filing fees, (ii) all fees and expenses of compliance with state securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” laws qualifications of the Registrable Securities), (iii) printing and duplicating expenses, (iv) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties), (v) fees and disbursements of counsel for the Company and fees and expenses of independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters or with any required special audits), (vi) the reasonable fees and expenses of any special experts retained by the Company, (vii) fees and expenses in connection with any review of underwriting arrangements by FINRA, (viii) reasonable fees and expenses of not more than one counsel for the Participating Holders (as a group), (ix) fees and expenses in connection with listing, if applicable, the Registrable Securities on a securities exchange or the Nasdaq National Market, and (x) all duplicating, distribution and delivery expenses. In connection any offerings pursuant to a Registration Statement, each Participating Holder shall pay (a) any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities by such Participating Holder in connection with an Underwritten Offering; (b) any out-of-pocket expenses of such Participating Holder including any fees and expenses of brokers or counsel to such Participating Holder (other than as set forth in clause (viii) of the immediately preceding sentence); and (c) any applicable transfer taxes.

ARTICLE IX

RULE 144

With a view to making available to the Holders the benefits of Rule 144 and any other similar rule or regulation of the Commission that may at any time permit a Holder to sell Registrable Securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company covenants that, from and after the time that and for so long as it is subject to Section 13 or 15(d) of the Exchange Act thereafter, it shall use its reasonable efforts to file in a timely manner all reports required to be filed by it under the Exchange Act, and that it shall comply with the requirements of Rule 144(c), as such Rule may be amended from time to time (or any similar rule or regulation hereafter adopted by the Commission), regarding the availability of current public information to the extent required to enable any Holder to sell Registrable Securities without registration under the Securities Act pursuant to the resale provisions of Rule 144 (or any similar rule or regulation). Upon the request of any Holder, the Company shall promptly deliver to such Holder a written statement as to whether it has complied with such requirements and, upon such Holder’s compliance with the applicable provisions of Rule 144 and its delivery of such documents and certificates as the Company’s transfer agent may reasonably request in connection therewith, shall take such reasonable action as may be required (including using its reasonable efforts to cause legal counsel to issue an appropriate opinion) to cause its transfer agent to effectuate any transfer of Registrable Securities properly requested by such Holder, in accordance with the terms and conditions of Rule 144.

ARTICLE X

MISCELLANEOUS

10.1 Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Agreement shall be deemed sufficiently given or made if in writing and signed by the party making the same, and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback, addressed as follows:

if to any Holder or the MHR Representative, at:

MHR Fund Management LLC

40 West 57th Street, Floor 24,

New York, NY 10019

Attention: Janet Yeung

Facsimile No.: (212) 262-9356

Email: jyeung@mhrfund.com

with copies to:

Clifford Chance

Two Manhattan West

375 9th Ave.

New York, NY 10001

Attention: David I. Schultz

Email: David.Schultz@CliffordChance.com

and if to the Company, to:

Starz Entertainment Corp.

1647 Stewart Street

Santa Monica, CA 90404

Attention: General Counsel

E-mail: Audrey.Lee@starz.com with copies to:

Wachtell, Lipton, Rosen & Katz

51 W. 52nd Street

New York, NY 10019

Attn: Mark A. Stagliano

Telephone: (212) 403-1060

Facsimile: (212) 403-2060

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served and received on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback or three (3) Business Days after the same shall have been deposited in the United States mail (by registered or certified mail, return receipt requested, postage prepaid), whichever is earlier. Each Holder as of the date hereof acknowledges and agrees that, as of the date hereof, it holds the number of Registrable Securities set forth next to its name on Schedule I attached hereto. Any member of the MHR Group that desires to become an Additional Holder in accordance with the terms of this Agreement shall provide written notice to the Company setting forth its address and the number of Registrable Securities held by such Person and agreeing to be bound by the terms hereof, and upon receipt of such notice the Company shall amend Schedule I attached hereto to reflect such Additional Holder, its address and the number of Registrable Securities held thereby without any further action or consent required from the parties to this Agreement. From time to time and promptly following a written request by the Company, each such Holder and Additional Holder shall provide written notice to the Company of any increase or decrease in the number of Registrable Securities held by such Person, and upon receipt of any such notice, the Company shall amend Schedule I attached hereto to reflect such increase or decrease in the number of Registrable Securities held by such Person without any further action or consent required from the parties to this Agreement; provided that if any such Holder or Additional Holder discloses such increase or decrease in the number of Registrable Securities held by such person in any filing made pursuant to Section 13 or 16 of the Exchange Act, such Holder or Additional Holder, as the case may be, shall be deemed to have provided notice to the Company as provided in this sentence. Solely for purposes of this Agreement, in determining the number of Registrable Securities outstanding at any time and the Holders thereof, the Company shall be entitled to rely conclusively on Schedule I attached hereto (as so amended in accordance with the terms of this Agreement to reflect all such written notices received by the Company from time to time).

10.2 Successors and Assigns. This Agreement may not be assigned by any Holder other than to a Permitted Assignee ( provided, however, that such Permitted Assignee agrees in writing to be bound by the terms of this Agreement), whereupon such Permitted Assignee shall be deemed to be a Holder for all purposes of this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and all successors to the Company and the Holders.

10.3 Amendments; Waivers. Subject to Section 10.4, (a) any provision of this Agreement affecting a party may be amended or modified only by a written agreement signed by each such affected party and (b) no provision of this Agreement affecting a party may be waived except pursuant to a writing signed by each such affected party.

10.4 MHR Representative. The Company shall be entitled to rely upon the written communications of the MHR Representative, acting on behalf of any Holder, relating to matters addressed in this Agreement as communications of the Holders, including, without limitation, elections by Holders to exercise registration rights and any amendments, waivers or consents made pursuant to this Agreement. Any notice or communication delivered to the MHR Representative shall be deemed to have been delivered to each Holder for all purposes hereof. Each of the Holders shall use their reasonable efforts to conduct all written communications to the Company pursuant to this Agreement through the MHR Representative.

10.5 Calculations of Beneficial Ownership. All calculations of beneficial ownership for purposes of this Agreement shall be calculated in accordance with Rule 13(d) of the Exchange Act, as amended from time to time.

10.6 No Third Party Beneficiaries. This Agreement is not intended to and shall not confer any rights or remedies on any persons that are not party hereto other than as expressly set forth in Section 7.5(c), Article VII and Section 10.4.

10.7 Injunctive Relief. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled (in addition to any other remedy to which it may be entitled in law or in equity) to injunctive relief, including, without limitation, specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

10.8 Termination of Registration Rights; Survival. All rights granted to Holders under this Agreement shall terminate on the first anniversary of the date that the MHR Group both (a) beneficially owns in the aggregate less than 1,672,181 Common Shares (which amount, for the avoidance of doubt, represents approximately 10% of the Common Shares outstanding as of May 7, 2025), subject to equitable adjustment for any stock splits, stock dividends, combinations, reorganizations or similar events, so long as such number of Common Shares (as adjusted) beneficially owned represents less than 10% of the Common Shares outstanding at that time, and (b) ceases to have a designated representative on the Board of Directors of the Company. The provisions of Articles VII, VIII and X shall survive any termination of this Agreement.

10.9 Attorneys’ Fees. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall, to the extent permitted by applicable law, be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.

10.10 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

10.11 Headings. The headings used in this Agreement are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Agreement.

10.12 Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED EXCLUSIVELY BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in Section 10.1 hereof, such service to become effective ten (10) days after such mailing.

10.13 Counterparts and Facsimile Execution. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. This Agreement may be executed by facsimile signatures.

10.14 Entire Agreement. Except for that certain letter agreement by and between Dr. Mark H. Rachesky, M.D. and the Company, dated July 9, 2009 (other than paragraphs (a) through (e) of such letter agreement), this Agreement (i) embodies the entire agreement and understanding between the Company and the Holders in respect of the subject matter contained herein and (ii) supersedes all prior agreements and understandings between the parties with respect to the subject matter of this Agreement. In furtherance hereof, the parties hereby agree that the LGEC RRA is hereby superseded and terminated in its entirety, and shall be of no further force or effect whatsoever, effective immediately as of the entry into this Agreement.

10.15 Further Assurances. Each of the parties hereto shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

STARZ ENTERTAINMENT CORP.

By:	/s/ Audrey Lee
Name:	Audrey Lee
Title:	General Counsel

MHR CAPITAL PARTNERS MASTER ACCOUNT LP

By:	MHR Advisors LLC, its general partner

By:	/s/ Janet Yeung
Name:	Janet Yeung
Title:	Authorized Signatory

MHR CAPITAL PARTNERS (100) LP

By:	MHR Advisors LLC, its general partner

By:	/s/ Janet Yeung
Name:	Janet Yeung
Title:	Authorized Signatory

MHR INSTITUTIONAL PARTNERS II LP

By:	MHR Institutional Advisors II LLC, its general partner

By:	/s/ Janet Yeung
Name:	Janet Yeung
Title:	Authorized Signatory

MHR INSTITUTIONAL PARTNERS IIA LP

By:	MHR Institutional Advisors II LLC, its general partner

By:	/s/ Janet Yeung
Name:	Janet Yeung
Title:	Authorized Signatory

MHR INSTITUTIONAL PARTNERS III LP

By:	MHR Institutional Advisors III LLC, its general partner

By:	/s/ Janet Yeung
Name:	Janet Yeung
Title:	Authorized Signatory

MHR INSTITUTIONAL PARTNERS IV LP

By:	MHR Institutional Advisors IV LLC, its general partner

By:	/s/ Janet Yeung
Name:	Janet Yeung
Title:	Authorized Signatory

MHR FUND MANAGEMENT LLC

By:	/s/ Janet Yeung
Name:	Janet Yeung
Title:	Authorized Signatory

EXHIBIT A

PLAN OF DISTRIBUTION

The selling securityholders, or their pledgees, donees, transferees, or any of their successors in interest selling shares received from a named selling securityholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling securityholders), may sell the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling securityholders may sell the securities by one or more of the following methods, without limitation:

(a)	block trades in which the broker or dealer so engaged shall attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b)	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

(c)	an exchange distribution in accordance with the rules of any stock exchange on which the securities are listed;

(d)	ordinary brokerage transactions and transactions in which the broker solicits purchases;

(e)	privately negotiated transactions;

(f)	short sales;

(g)	through the writing of options on the securities, whether or not the options are listed on an options exchange;

(h)	through the distribution of the securities by any selling securityholder to its partners, members or stockholders;

(i)	one or more underwritten offerings on a firm commitment or best efforts basis; and

(j)	any combination of any of these methods of sale.

The selling securityholders may also transfer the securities by gift. The issuer does not know of any arrangements by the selling securityholders for the sale of any of the securities.

The selling securityholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling securityholder. Broker-dealers may agree with a selling securityholder to sell a specified number of the securities at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent for a selling securityholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions on any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling securityholders may also sell the securities in accordance with Rule 144 under the Securities Act of 1933, as amended, rather than pursuant to this prospectus, regardless of whether the securities are covered by this prospectus.

From time to time, one or more of the selling securityholders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated shall, upon foreclosure in the event of default, be deemed to be selling securityholders. As and when a selling securityholder takes such actions, the number of securities offered under this prospectus on behalf of such selling securityholder shall decrease. The plan of distribution for that selling securityholder’s securities shall otherwise remain unchanged. In addition, a selling securityholder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

To the extent required under the Securities Act of 1933, as amended, the aggregate amount of selling securityholders’ securities being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer shall be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the securities may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling securityholder and/or purchasers of selling securityholders’ securities for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling securityholders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

A selling securityholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling securityholder, including, without limitation, in connection with distributions of the securities by those broker-dealers. A selling securityholder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling securityholder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

A selling securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the selling securityholder or borrowed from the selling securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions shall be an underwriter and, if not identified in this prospectus, shall be identified in the applicable prospectus supplement (or a post-effective amendment).

The selling securityholders and other persons participating in the sale or distribution of the securities shall be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling securityholders and any other person. The anti-manipulation rules under the Securities Exchange Act of 1934 may apply to sales of securities in the market and to the activities of the selling securityholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

The issuer has agreed to indemnify in certain circumstances the selling securityholders and any brokers, dealers and agents (who may be deemed to be underwriters), if any, of the securities covered by the registration statement, against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The selling securityholders have agreed to indemnify the issuer in certain circumstances against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The issuer agreed to register the securities under the Securities Act of 1933, as amended, and to keep the registration statement of which this prospectus is a part effective for a specified period of time. The issuer has generally agreed to pay all expenses in connection with this offering, including the fees and expenses of counsel of the selling securityholders, but not including any underwriting discounts, concessions, commissions or fees of the selling securityholders or any applicable transfer taxes.

The issuer shall not receive any proceeds from sales of any securities by the selling securityholders.

The issuer cannot assure you that the selling securityholders shall sell all or any portion of the securities offered hereby.

SCHEDULE I